UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020 (November 30, 2020)

INSPIRED BUILDERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-171636	27-1989147
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2nd Brewery Link Box mp 2797

Momprobi-Accro, Ghana

(Address of principal executive office)

+233 244 887 610

(Registrant's telephone number, including area code)

_____________

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On December 3, 2020, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company's name from “Inspired Builders, Inc.” to “Guskin Gold Corp.” (the “Name Change”) and a change in the Company's ticker symbol from “ISRB” to the new trading symbol “GKIN” (the “Symbol Change”). Trading under the new ticker symbol will begin at market opening December 4, 2020.  No action is required from current shareholders in relation to the change in the trading symbol.  The Company’s CUSIP will also change to 40330L100.

The Company filed the Amended Articles of Incorporation effecting the Name Change with the Nevada Secretary of State, effective November 30, 2020. As previously reported, shareholders approved the Name Change and Symbol Change on September 22, 2020 in connection with the Closing of the Share Exchange Agreement between the Company and Guskin Gold Corp.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended Articles of Incorporation, dated November 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

December 3, 2020	INSPIRED BUILDERS

/s/ Naana Asante
Name: Naana Asante
Title: Chief Executive Officer

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